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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of Earliest Event Reported):
                                 April 25, 2002

                               FORWARD INDUSTRIES, INC.
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               (Exact Name of Registrant as Specified in Charter)

          New York                0-6669                     13-1950672
      (State or Other         (Commission File              (IRS Employer
       Jurisdiction of           Number)                  Identification No.)
       Incorporation)

                             1801 Green Road Suite E
                          Pompano Beach, Florida 33064
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                    (Address of Principal Executive Offices)

                    Registrant's Telephone Number, including
                           area code:  (954) 360-6420
                                       --------------------------

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                 (Former Address, if changed since last report)


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EXPLANATORY NOTE

         Forward Industries, Inc. (the "Company") is filing this amendment to its Current Report on Form 8-K, as filed with the to the Securities and Exchange Commission on April 16, 2002, to provide updated information with respect to an agreement between Mr. Jeffrey Kuhr, a director of the Company, and Atlantis Equities Inc. (Atlantis).

         The paragraph below replaces the third paragraph of the previously filed Form 8-K in its entirety. The third sentence in the paragraph reflects the updated information.

ITEM 5: OTHER EVENTS

         In connection with the Settlement Agreement, on April 11, 2002, the Company and Atlantis entered into a letter agreement pursuant to which, under certain circumstances, if the Company, within a 24-month period from the date of the letter agreement, were to consummate a business combination with a company introduced to the Company by Atlantis, Atlantis would be entitled to a fee equal to 10% of the aggregate consideration paid in connection with such business combination. Mr. Ellin is the principal shareholder, a director and an officer of Atlantis Equities. Mr. Jeffrey Kuhr, a director and nominee for election as director at the Company's May 24, 2002 annual meeting, has advised the Company that he has entered into an arrangement with Atlantis pursuant to which he is entitled to 50% of the fee payable to Atlantis under this letter agreement. In addition, under the Settlement Agreement the Company and each member of the Ellin Group exchanged general releases and the Company remitted $100,000 to attorneys for Mr. Ellin in respect of legal fees and disbursements incurred in connection with the disagreements arising between the Ellin Group and the Company during the 18 months preceding the date of the Settlement Agreement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2002

                                     FORWARD INDUSTRIES, INC.


                                     By: /s/ Jerome E. Ball
                                         ---------------------------------------
                                     Name: Jerome E. Ball
                                     Title: Chariman and Chief Executive Officer